STANDSTILL AGREEMENT

     This STANDSTILL AGREEMENT, dated as of April 21, 2003, by and among Hersha Hospitality Trust, a Maryland real estate investment trust ("HT"), Hersha Hospitality Limited Partnership, a Virginia limited partnership ("HLP" and together with HT, the "HT Parties"), CNL Hospitality Partners, L.P., a Delaware limited partnership ("CHP") and CNL Financial Group, Inc., a Florida corporation ("CNL Financial", and together with CHP, the "CHP Parties").

                                    RECITALS:

     WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of April 21, 2003, by and among HT, HLP, and CHP (the "Purchase Agreement"), CHP is acquiring, simultaneously with the execution of this Agreement 100,000 Series A Convertible Preferred Partnership Units of HLP ("Series A Preferred Units") and, within 30 days thereafter, another 50,000 Series A Preferred Units; and

     WHEREAS, the Purchase Agreement contemplates that CHP may acquire up to an additional 100,000 Series A Preferred Units; and

     WHEREAS, pursuant to the terms of that certain Second Amendment to the Amended and Restated Agreement of Limited Partnership of HLP (as amended, the "Partnership Agreement"), the Series A Preferred Units are exchangeable for, at the option of CHP, Series A Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, of HT (the "Series A Preferred Shares") or Priority Class A Common Shares of Beneficial Interest, par value $0.01 per share, of HT (the "Class A Common Shares"); and

     WHEREAS, pursuant to that Limited Partnership Agreement dated as of April 21, 2003, between CHP and HLP (the "Joint Venture Agreement"), CHP may acquire interests in certain joint ventures with HLP or its subsidiaries (the "Joint Venture Interests") which will be exchangeable, upon certain terms and conditions, for Class A Common Shares; and

     WHEREAS, HT's Amended and Restated Declaration of Trust, as further amended through the date hereof (the "Charter"), limits the number of shares of beneficial interest of HT of any class or series, including without limitation the Series A Preferred Shares and Common Shares ("Equity Shares"), that may be beneficially or constructively owned, including pursuant to the attribution rules set forth in Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as such rules are modified by Section 856(h) of the Code, or in
Section 318(a) of the Code, as such rules are modified by Section 856(d)(5) of the Code (constructive ownership of stock pursuant to such attribution rules is hereinafter referred to as "Constructive Ownership," and the terms "Constructively Own" and "Constructive Owner" shall have the correlative meanings) by any person to 9.9% of the total number of any class or series of Equity Shares that are issued and outstanding considered on a class by class basis (the "Excess Share Provisions"); and

     WHEREAS, pursuant to Article VII of the Charter, all Equity Shares Constructively Owned by any person or entity and its Affiliated Persons in excess of 9.9% of the total number of Equity Shares that are issued and outstanding (the "Ownership Limit") are deemed to be "Excess Shares," and such Excess Shares are automatically transferred to a charitable trust to be held for sale unless the HT Board of Trustees, in accordance with the Excess Share Provisions, grants an exception to such Excess Share Provisions with respect to the Excess Shares in accordance with Article VII, Section 1(G) of the Charter (a "Waiver"); and

     WHEREAS, CHP has requested, as a condition to acquiring the Series A Preferred Units, the underlying Class A Common Shares, or the Joint Venture Interests, that HT, acting through its Board of Trustees, grant CHP a limited Waiver pursuant to an Excepted Holder Agreement, dated as of April 21, 2003; between HT and CHP (the "Excepted Holder Agreement"); and

     WHEREAS, HT, acting through its Board of Trustees, agreed to grant CHP and its Affiliated Persons a limited Waiver, conditioned upon CHP agreeing to enter into the Excepted Holder Agreement and this Standstill Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Covenants and Agreements of the CHP Parties.
            -------------------------------------------

     (a)     General Standstill.  Each of the CHP Parties hereby agrees that it
             ------------------
shall not, and shall cause its Affiliated Persons (as defined below) not to, directly or indirectly, unless specifically authorized in writing in advance by the HT Board of Trustees:

          (i) acquire, agree to acquire, or propose to acquire, in any manner, directly or indirectly through an Affiliated Person, "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Securities Act of 1934), Constructive Ownership or control of:

               (A) any securities of HT or HLP, other than pursuant to the Securities Purchase Agreement or upon conversion or exchange, as the case may be, of Series A Preferred Units, Series A Preferred Shares or Joint Venture Interests, in accordance with the applicable documents governing such conversion or exchange, or pursuant to the exercise of preemptive rights granted to holders of Series A Preferred Shares under the Charter or granted to the holders of Series A Preferred Units under the HLP Partnership Agreement, or the exercise of anti-dilution rights granted to the holders of Series A Preferred Shares, Series A Preferred Units and Joint Venture Interests all in accordance with Article VII of the Charter, the Excepted Holder Agreement and the Joint Venture Agreement, as the case may be;

               (B) any subsidiary or any assets or properties of HT or any subsidiary or division thereof, including by way of any fundamental transaction with HT or HLP, such as a tender offer, business combination, merger or other consolidation, except as otherwise contemplated by the Joint Venture Agreement;

          (ii) initiate, make or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are used in the current and any future proxy rules of the Securities and Exchange Commission, but (1) disregarding clause
               (iv) of Rule 14a-1(l)(2) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and (2) including any exempt solicitation pursuant to Rule 14a-2(b)(1) under the Exchange Act) with respect to HT;

          (iii) call, or in any way encourage or participate in a call for, any special meeting of shareholders of HT (or take any action with respect to acting by written consent of the shareholders of HT); request, or take any action to obtain or retain any list of holders of any securities of HT; or initiate or propose any shareholder proposal (including, without limitation, any proposal to amend the HT Charter or Bylaws) or participate in or encourage the making of, or solicit shareholders of HT for the approval of, one or more shareholder proposals;

          (iv) seek to encourage any third person to vote Equity Shares in opposition to a recommendation of a majority of the HT Board of Trustees, notwithstanding the fact the CHP Parties may vote their shares in such opposition;

          (v) seek representation on the HT Board of Trustees or a change in the composition or size of the HT Board of Trustees other than as and to the extent expressly permitted by Section 5(b) of the Articles Supplementary to the Charter designating the Series A Preferred Shares and Section 3.5 of the Purchase Agreement;

          (vi) form, join or act in concert with any other person with respect to a "group" (as defined in Section 13(d)(3) of the Exchange Act) relating to HT;

          (vii) assist or encourage any attempt by any other person to do any of the foregoing;

          (viii) disclose any intention, plan or arrangement inconsistent with the provisions of this Section 1; or

          (ix) request HT or any of its directors, officers, employees or agents to amend or waive any provisions of this Section 1(a) or Article VII of the Charter (except as provided pursuant to the Excepted Holder Agreement) or seek to challenge the legality or effect thereof.

The provisions of this Section 1 are referred to in this Standstill Agreement, collectively, as "Restricted Activities." Notwithstanding the foregoing, nothing in this Section 1 shall prohibit the CHP Parties or their Affiliated Persons from making a proposal to acquire any HT or HLP asset or property for which HT or HLP publicly announces an intention to sell or for which HT or HLP actively solicits acquisition proposals from third parties.

     (b)     Voting Rights.  Subject to the terms of this Standstill Agreement,
             -------------
the CHP Parties and their Affiliated Persons may exercise their voting rights with respect to the Equity Shares beneficially owned by them in accordance with the terms of the Charter, subject to the following restrictions:

          (i) With respect to any annual, special or other meeting of the shareholders of HT, and at any adjournments thereof or pursuant to any consent in lieu of a meeting or otherwise, in connection with each vote or consent on matters brought before the HT shareholders, the CHP Parties (A) not less than ten (10) days prior to the date of such meeting or the date by when such consents are to be delivered, shall provide to the Secretary of HT a certificate, executed by an officer of CHP, as to the number of such Equity Shares beneficially owned by the CHP Parties as of the record date for such meeting or consent and identifying the record holders of such Equity Shares, and (B) shall be entitled to vote or consent through such record holders, in the aggregate, that number of Equity Shares beneficially owned by the CHP Parties, provided, that the CHP Parties (or the applicable record
                        --------
               holders) shall not be entitled to vote any of such Equity Shares in excess of 40% of the total number of Equity Shares that are issued and outstanding on the date of such meeting or consent and that are entitled to vote or consent on such matter (the "Voting Equity Shares"). Any Equity Shares beneficially owned by the CHP Parties in excess of the Voting Equity Shares (the "CHP Proxy Shares") shall be voted only as described in clause (ii), below.

          (ii) With respect to each annual, special or other meeting of the shareholders of HT, and at any adjournments thereof or pursuant to any consent in lieu of a meeting or otherwise, in connection with each vote or consent on matters brought before the HT shareholders, each of the CHP Parties hereby irrevocably grants an irrevocable proxy (which shall be specific to the meeting or consent referred to above and shall terminate immediately following completion of such meeting or action by consent in lieu of meeting) with respect to all of the CHP Proxy Shares, which proxy is agreed to be coupled with an interest and which will cease upon conclusion of such meeting or action by consent in lieu of such meeting, to the Secretary of HT, whosoever such person shall be from time to time and his or her successors, as such CHP Party's true and lawful proxy and attorney-in-fact, with the irrevocable instruction that the CHP Proxy Shares shall be voted in the same manner and proportion as the Equity Shares held by all shareholders of HT, other than the CHP Parties, are voted in connection with such vote or consent.

     (c)     Restrictions on Dispositions.  During the term hereof, the CHP
             ----------------------------
Parties shall not, directly or indirectly, sell, assign, transfer or otherwise dispose of any Equity Shares, except:

          (i) in transactions under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") or other exemption from registration thereunder (except as limited pursuant to clause (ii), below);

          (ii) in a private transaction;

          (iii) in response to a bona fide tender or exchange offer by a third party for all of the outstanding Equity Shares which is recommended to the shareholders of HT by a majority of the HT Board of Trustees deemed "independent" under the listing standards of the securities exchange or automated quotation system on which the HT Class A Common Shares are listed or, if none, who are not affiliated with the CHP Parties ("Independent Trustees");

          (iv) in a merger, consolidation, statutory share exchange or any other similar transaction or "business combination", as defined in
               Section 145 of the Securities Act with a third party which is recommended to the shareholders of HT by a majority of the Independent Trustees; or

          (v) pursuant to registration rights of the CHP Parties pursuant to a Registration Rights Agreement of even date herewith between HT, HLP and the CHP Parties;


     provided, that (i) no transferee pursuant to any of clauses (i) through
     --------
     (v), above, shall beneficially own or Constructively Own Equity Shares in excess of 9.9% of the aggregate number of outstanding HT Common Shares as a result of such transfer, (ii) any such transfer otherwise shall comply with the Excess Share Provisions and (iii) any Equity Shares transferred pursuant to any of clauses (i) through (v) above shall cease to be CHP Proxy Shares hereunder for so long as such shares are beneficially owned or Constructively Owned by anyone other than an Affiliated Person (as defined herein).

     (d)     Investment Company Matters.  Each CHP Party shall use its
             --------------------------
reasonable best efforts to not be or become an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (e)     Definition of Affiliated Person.  "Affiliated Person" shall mean,
             -------------------------------
for the purposes of this Standstill Agreement, (i) any person or entity who constitutes an affiliate under the definition contained in Rule 12b-2 promulgated under the Exchange Act, and (ii) any corporation, business trust, limited liability company or partnership of which CHP or CNL Financial, individually or in the aggregate, own directly or indirectly, a majority of the voting securities, economic interest or limited partnership interests or serve as a managing member, trustee or general partner.

     (f)     Legend.  The certificates representing the Equity Shares owned by
             ------
the CHP Parties shall bear a legend referring to the restrictions of this Agreement in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING, INCLUDING THE GRANT OF AN IRREVOCABLE

     PROXY, SET FORTH IN A STANDSTILL AGREEMENT DATED AS OF APRIL 21, 2003 BETWEEN THE INITIAL HOLDER HEREOF AND THE TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE TRUST, AND MAY NOT BE SOLD, TRANSFERRED OR VOTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT, AND ANY ATTEMPTED TRANSFER OR VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND NOT RECOGNIZED BY THE TRUST.

     2.     Representations and Warranties of the CHP Parties.
            -------------------------------------------------

     Each of the CHP Parties hereby jointly and severally represents and warrants to, and agrees with, the HT Parties as follows:

     (a)     Capacity; Enforceability.  Each of the CHP Parties has full
             ------------------------
capacity and authority, and corporate, partnership or limited liability company authority and capacity, as the case may be, to execute and deliver this Standstill Agreement. This Standstill Agreement has been duly and validly executed and delivered by and on behalf of each of the CHP Parties and assuming due execution by the remaining parties hereto, constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

     (b)     No Conflict.  The performance of this Standstill Agreement and the
             -----------
consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under:

          (i) the certificate of incorporation, charter, bylaws, partnership agreement, limited liability company agreement or similar governing document of any CHP Party;

          (ii) any contract or other agreement or instrument to which a CHP Party is a party or by which any CHP Party is bound, the breach of which would have a material adverse effect on HT, HLP or any CHP Party; or

          (iii) any law, order, rule, regulation, writ, injunction or decree applicable to any CHP Party.

     (c)     Governmental Approvals.  No consent, authorization or approval of,
             ----------------------
exemption by, or filing with, any governmental or administrative authority, or any court, is required to be obtained or made by any CHP Party in connection with the execution, delivery and performance of this Standstill Agreement or the consummation of the transactions contemplated hereby.

     3.     Representations and Warranties of the HT Parties.
            ------------------------------------------------

     Each of the HT Parties hereby jointly and severally represents and warrants to, and agrees with, the CHP Parties as follows:

     (a)     Capacity; Enforceability.  Each of the HT Parties has full trust or
             ------------------------
partnership, as the case may be, authority and capacity to execute and deliver this Standstill Agreement. This Standstill Agreement has been duly and validly executed and delivered by and on behalf of HT and assuming due execution by the remaining parties hereto, constitutes a valid obligation of HT, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

     (b)     No Conflict.  The performance of this Standstill Agreement and the
             -----------
consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under:

          (i) the declaration of trust, certificate of incorporation, charter, bylaws, partnership agreement, limited liability company agreement or similar governing document of any HT Party;

          (ii) any contract or other agreement or instrument to which any HT Party is a party or by which any HT Party is bound, the breach of which would have a material adverse effect on HT, HLP or the CHP Parties, or

          (iii) any law, order, rule, regulation, writ, injunction or decree applicable to any HT Party.

     (c)     Governmental Approvals.  No consent, authorization or approval of,
             ----------------------
exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by any HT Party in connection with the execution, delivery and performance of this Standstill Agreement or the consummation of the transactions contemplated hereby.

     4.     Termination.
            -----------

     (a)     This Standstill Agreement shall terminate on the date that is six
(6) years after the date of this Agreement, (the "Expiration Date"), provided,
                                                                     --------
that such date shall be automatically extended by successive one year periods unless HT or CHP gives written notice that such extension shall not occur at least 270 days prior to the Expiration Date or upon the earlier to occur of any of the following (each an "Early Termination Event"):

          (i) If HT, pursuant to Section 2 of HT's Articles Supplementary designating and classifying the Series A Preferred Shares, or HLP, pursuant to the Partnership Agreement, fails to pay two consecutive quarterly dividends or distributions with respect to any outstanding Series A Preferred Shares or Series A Preferred Units, as the case may be;

          (ii) If HT fails to maintain its status as a real estate investment trust under the Code;

          (iii) The occurrence of (A) the acquisition by any person or Group other than the CHP Parties or any Affiliate thereof of beneficial ownership of Equity Shares in excess of the Ownership Limit, and
               (B) the failure of the Board to enforce against such person or Group the limits on ownership of Equity Shares contained in the Charter;

          (iv) The authorization by HT or the Board or any committee thereof (with all designees or nominees of the CHP Parties abstaining or voting against) of the solicitation of offers or proposals or indications of interest with respect to any merger, consolidation, other business combination, liquidation, sale of HT or all or substantially all of the assets of HT or any other change of control of HT or similar extraordinary transaction, but excluding any merger, consolidation or other business combination in which HT is the surviving and acquiring corporation and in which the businesses or assets so acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of HT prior to such merger, consolidation or other business combination (any of the foregoing, a "Covered
                                                              -------
               Transaction");
               -----------

          (v) The written submission by any person or Group other than the CHP Parties or any Affiliate thereof of a proposal to HT (including to the Board or any agent, representative or Affiliate of HT) with respect to, or otherwise expressing an interest in pursuing, a Covered Transaction; provided, however, that the Standstill
                                      --------  -------
               Period shall not terminate pursuant to this clause (iii) if, as soon as practicable after receipt of any such proposal, the Board determines that such proposal is not in the best interest of the HT and its shareholders and for so long as the Board continues to reject such proposal as a result of such determination;

          (vi) In connection with any actual or proposed Covered Transaction, the removal of any rights plan, provisions of the Charter relating to staggered terms of office for directors, provisions of the Charter or the Bylaws of HT relating to supermajority voting of the HT's shareholders, "excess share" provisions of the Charter or the Bylaws of HT, or any other similar arrangements, agreements, commitments or provisions in the HT Charter or the Bylaws of HT which would reasonably be expected to impede the consummation of such actual or proposed Covered Transaction by action of any government authority, the Board of Trustees, the holders of beneficial interests of HT or otherwise, or, whether or not in connection with any actual or proposed Covered Transaction, any modification, amendment, waiver or repeal of the Excess Share Provisions (except as may be necessary to allow any acquisition of Equity Shares that would not constitute an Early Termination Event under this Section;

          (vii) Upon reduction of CHP's Constructive Ownership of Equity Shares (on an as converted/exchanged basis), to less than 9.9% of the HT Common Shares then issued and outstanding, on a fully diluted basis (which shall assume the conversion and/or exchange of all HT and HLP securities which are convertible into or exchangeable for HT Common Shares) and the termination of the Excepted Holder Agreement or other waiver of or exception to the Excess Share Provisions applicable to the CHP Parties; and

          (viii) Upon the occurrence of any material failure by HT or HLP, as applicable, to comply with the terms of the Series A Preferred Shares or Series A Preferred Units, which failure is not cured within 40 days following delivery of written notice of such failure to HT or HLP, as applicable.

     (b) In the event of the termination of this Standstill Agreement and the Excepted Holder Agreement as set forth above, the CHP Parties shall then immediately become subject to all rules and restrictions regarding the ownership of Equity Shares, including, without limitation, the Excess Share Provisions and any other limitations set forth in the organizational documents of HT.

     5.     Miscellaneous Provisions.
            ------------------------

     (a)     Notices.  Any notice, request, instruction or other document to be
             -------
given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered

          (i) the day following dispatch to an overnight courier service (such as Federal Express or UPS) or

          (ii) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

               If to any CHP Party, addressed to:
               ---------------------------------

               CNL Hospitality Properties, Inc.
               CNL Center at City Commons
               450 South Orange Avenue
               Orlando, Florida 32801-3336
               Facsimile:  407-650-1085
               Attn:  Brian Strickland

               With a copy to (which shall not constitute notice hereunder):
               ------------------------------------------------------------

               Greenberg Traurig, LLP
               200 Park Avenue
               New York, New York 10166
               Facsimile:  (212) 801-6400

               Attention:  Judith Fryer, Esq.
                           Alan S. Gaynor, Esq.



               If to any HT Party, addressed to:
               --------------------------------

               Hersha Hospitality Trust
               148 Sheraton Drive, Box A
               New Cumberland, Pennsylvania  17070
               Facsimile:  (717) 774-7383
               Attention:  Ashish R. Parikh

               With a copy to (which shall not constitute notice hereunder):
               ------------------------------------------------------------

               Hunton & Williams
               951 East Byrd Street
               Richmond, Virginia 23219

               Facsimile:  (804) 788-8218
               Attention:  Cameron N. Cosby, Esq.
                           Randall S. Parks, Esq.

     (b)     Amendment and Modification.  This Standstill Agreement may be
             --------------------------
modified, amended or supplemented only by an instrument in writing signed by or on behalf of all of the parties hereto.

     (c)     Governing Law; Choice of Forum.  This Standstill Agreement shall be
             ------------------------------
governed by the laws of the State of Maryland, without regard to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably consents, to the maximum extent permitted by law, that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought, at the option of the party instituting the action or proceeding, in any court of general jurisdiction in New York County, New York, in the United States District Court for the Southern District of New York or in any state or federal court sitting in the area currently comprising the Southern District of New York. Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten days after the same shall have been posted or delivered to a nationally recognized courier service. Nothing contained in this Section 5(c) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

     (d)     Assignment.  This Standstill Agreement and the rights and
             ----------
obligations hereunder may not be assigned by any party hereto without the written consent of all other parties hereto.

     (e)     Counterparts.  This Standstill Agreement may be executed in
             ------------
separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f)     Section Headings.  The section headings contained in this
             ----------------
Standstill Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Standstill Agreement. All references in this Standstill Agreement to Sections are to sections of this Standstill Agreement, unless otherwise indicated.

     (g)     Entire Agreement.  This Standstill Agreement and the other
             ----------------
writings, documents, certificates, instruments and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written and oral negotiations, commitments and understandings by or among any of the parties hereto with respect to any of the matters contemplated under this Standstill Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

     (h)     Severability.  If and to the extent that any court of competent
             ------------
jurisdiction holds any provision (or any part thereof) of this Standstill Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Standstill Agreement, including any provision, in any other jurisdiction, it being intended that all rights and obligations of the parities hereunder shall be enforceable to the fullest extent permitted by law.

     (i)     Execution.  Facsimiles of executed copies of this Standstill
             ---------
Agreement shall constitute originals of this Standstill Agreement.

     (j)     No Third Party Beneficiaries.  Nothing contained in this Standstill
             ----------------------------
Agreement shall be deemed to confer rights on any person or to indicate that this Standstill Agreement has been entered into for the benefit of any person, other than the parties hereto.

     (k)     Binding Effects.  This Standstill Agreement shall be binding upon
             ---------------
and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

     (l)     Waiver.  No party may waive any right hereunder except pursuant to
             ------
a written instrument signed by the party against whom such waiver is to be enforced. No waiver of or delay in exercising any right hereunder shall operate as a waiver of any right hereunder. Any failure of any of the parties to comply with any obligation, covenant, agreement, or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

     (m)     Further Assurances.  The parties to this Standstill Agreement,
             ------------------
without further consideration, shall use all reasonable efforts to execute and deliver such additional documents and take such other action as any party may reasonably request to carry out the intent of this Standstill Agreement and the transactions contemplated hereby.

     (n)     Equitable Principles.  The parties acknowledge and agree that
             --------------------
irreparable damage would occur in the event any of the provisions of this Standstill Agreement were not performed in accordance with their specific terms or were otherwise breached, and agree that monetary damages would not provide an adequate remedy for any such non-performance or breach. It is


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accordingly agreed that the parties shall be entitled to injunctive relief, without the necessity of posting any bond, to prevent any breach of the provisions of this Standstill Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity.

                        [Signatures appear on following page.]


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     IN WITNESS WHEREOF, the undersigned have executed this Standstill
Agreement, on the date first written above.

                               CNL HOSPITALITY PARTNERS, L.P.

                               By: CNL HOSPITALITY GP CORP., its general
                               partner


                               By:       /s/ Tammie A. Quinlan
                               Name:     Tammie A. Quinlan
                               Title:    Senior Vice President


                               CNL FINANCIAL GROUP, INC.


                               By:       /s/ Robert A. Bourne
                               Name:     Robert A. Bourne
                               Title:    President and Treasurer


                               HERSHA HOSPITALITY TRUST


                               By:       /s/ Ashish R. Parikh
                               Name:     Ashish R. Parikh
                               Title:    Chief Financial Officer


                               HERSHA HOSPITALITY LIMITED PARTNERSHIP
                               By: HERSHA HOSPITALITY TRUST, its general
                               Partner


                               By:       /s/ Ashish R. Parikh
                               Name:     Ashish R. Parikh
                               Title:    Chief Financial Officer


                    (SIGNATURE PAGE TO STANDSTILL AGREEMENT)


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